Exhibit 10.1

BIND Therapeutics, Inc. 325 Vassar Street Cambridge, MA 02139	www.bindtherapeutics.com phone 617.491.3400 fax 617.491.0351

December 9, 2013

Jerry Murry

VP Small Molecule Process & Product Development

Amgen, Inc.

One Amgen Center Drive

Thousand Oaks, CA

91320-1799

Re: Amendment No. 1 to the Amended and Restated License Agreement by and between BIND Therapeutics, Inc. (“BIND”) and Amgen, Inc. (“Amgen”) dated June 10, 2013.

Dear Mr. Murry:

BIND and Amgen entered into an Amended and Restated License Agreement, dated June 10, 2013 (the “Original Agreement”). Pursuant to the Original Agreement, BIND and Amgen are conducting research, and now desire to amend the Original Agreement to extend the term of the Design/Preclinical Collaboration. Therefore,

Effective as of December 6, 2013 (the “First Amendment Date”), the Parties agree that Section 2.1(a) of the Original Agreement shall be deleted in its entirety and replaced with the following:

(a) The Parties will conduct the Design/Preclinical Collaboration on the terms and conditions set forth in this Agreement to research and preclinically Develop Product Candidates. The Design/Preclinical Collaboration will be undertaken and performed during the period beginning on the Effective Date and ending seventeen (17) months after Effective Date, unless earlier terminated as provided in this Agreement (the “Design/Preclinical Collaboration Term”). The Design/Preclinical Collaboration Term may be extended only by mutual written agreement of the Parties.

All other provisions of the Original Agreement remain unchanged and in full force and effect. As of the First Amendment Date, the term “Agreement” (as recited in the Original Agreement) shall mean the Original Agreement as amended by this First Amendment.

BIND Therapeutics, Inc. 325 Vassar Street Cambridge, MA 02139	www.bindtherapeutics.com phone 617.491.3400 fax 617.491.0351

Thank you for your prompt attention to this Amendment No. 1. Please indicate Amgen’s agreement with the terms of this Amendment No. 1 by signing where indicated below.

Very truly yours,

/s/ Scott Minick

Scott Minick

CEO

Acknowledged and agreed:

/s/ Jerry Murry
Jerry Murry VP Small Molecule Process & Product Dev. Amgen, Inc.